Exhibit 23.4

CONSENT OF RAY MOORES, P.E.

I, Ray Moores, P.E. of Western Water Consultants Inc., dba, WWC Engineering, consent to the use of my name, or any quotation from, or summarization of, and my contributions to:

(i)

Sections 1-5, 16-22 and 24-27 of the technical report summary entitled “Technical Report on the Gas Hills Uranium Project, Fremont and Natrona Counties, Wyoming, USA” dated February 4, 2025 and effective December 31, 2024; and

(ii)

Sections 1-5, 16-22, and 24-27 of the technical report summary entitled “Technical Report on the South Texas Integrated Uranium Projects, Texas, USA” dated February 13, 2025 and effective December 31, 2024, that I prepared, which were filed as Exhibits to enCore Energy Corp.’s (the “Company”) Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) on February 27, 2025, and incorporated by reference into the Company’s Annual Report on Form 10-K for the period ended December 31, 2024, filed with the SEC on March 3, 2025.

I consent to the incorporation by reference of the foregoing in the Company’s Registration Statement on Form S-8 dated March 3, 2025, and any amendments or supplements thereto.

Date: March 3, 2025

By:	/s/ Ray Moores
Name:	Ray Moores, P.E.